Exhibit 99.1

Operator:

At this time, all participants are in a listen-only mode. If anyone should require operator assistance, please press XXXX. As a reminder, this conference is being recorded. I would now like to pass the call over to David Clair from ICR. David?

David Clair:

Thank you XXXX. Good afternoon and welcome to the Global Partner Acquisition Corp and Sequel Youth and Family Services business combination conference call. Earlier today we issued a press release and have posted an investor presentation providing additional details of the transaction to both the Global Partner Acquisition Corp or GPAC website at www.globalpartnerac.com and Sequel Youth and Family Services website at www.sequelyouthservices.com. Both of those were also filed as exhibits to our Form 8-K, which we filed earlier today with the Securities and Exchange Commission and which can be found on the SEC’s website at www.sec.gov.

Before we begin, I want to remind everyone that today’s presentation includes forward looking statements. These statements are not guarantees of future performance and therefore, undue reliance should not be placed on them. We do not undertake to update any forward-looking statements as a result of any new information or future events or developments. In this presentation, “total revenue” means net program service revenue plus provider service revenue as reported in the financial statements of Sequel. Our presentation also includes discussions of EBITDA, adjusted EBITDA, adjusted EBITDA margin, program revenue, free cash flows and free cash flow conversion. EBITDA, adjusted EBITDA, adjusted EBITDA margin, program revenue, free cash flows and free cash flow conversion are non-GAAP measures. “Adjusted EBITDA” means EBITDA adjusted for items that are not part of regular activities, including acquisition costs, founder fees and profits interest expense (both of which will cease post-closing of the transaction) and other non-cash items such as non-cash unit based compensation, losses on disposal of property, losses from discontinued operations and individually significant disposals and expenses related to tax changes. “Adjusted EBITDA margin” means adjusted EBITDA divided by program revenue. “Program revenue” means total program billings, including (i) amounts billed by Sequel on behalf of not-for-profits under its provider service agreements, of which a portion of the billings are retained by the not-for-profits and (ii) individually significant disposals. “Free cash flows” means adjusted EBITDA less capital expenditures. “Free cash flow conversion” means adjusted EBITDA less capital expenditures, divided by adjusted EBITDA.

We have included a reconciliation of these measures to the most-directly comparable GAAP measure in our investor presentation, which is an exhibit to our Form 8-K filed earlier today with the Securities and Exchange Commission and can be found on the SEC’s website at www.sec.gov. It was also posted on the GPAC website at www.globalpartnerac.com and on the Sequel website at www.sequelyouthservices.com.

Today’s presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any equity securities, debt or other financial instruments of GPAC or Sequel. Also note that Sequel’s fiscal year ends June 30 and therefore in this presentation, references to fiscal years for Sequel mean its fiscal year ended June 30 of the specific year.

Joining me on the call today are GPAC’s Chief Executive Officer, Paul Zepf, Sequel Youth and Family Services’ Co-Founder and Chairman, Jay Ripley, and its Chief Executive Officer, John Stupak. During today’s call, we will be referencing the investor presentation, which can be found on the investor relations section of Sequel’s website, GPAC’s website and in the Form 8-K which we filed earlier today with the Securities and Exchange Commission. With that, I would like to pass the call over to Paul Zepf. Paul?

Paul Zepf:

Thanks, David. Good afternoon everyone and thank you for joining the call. I am excited to share with you information regarding our proposed business combination with Sequel Youth and Family Services. We have signed a definitive agreement to execute a business combination with Sequel and anticipate the transaction will close in April 2017 subject to shareholder approval and the satisfaction of other closing conditions.

Global Partner Acquisition Corp shares, warrants and units currently trade on NASDAQ under the symbols GPAC, GPACW and GPACU, respectively. Our company completed its initial public offering in August of 2015, raising $155.3 million. In the time since our IPO, we have evaluated over 60 businesses as potential merger partners. Ultimately, we were most impressed by Sequel and are very pleased to have been able to enter into a business combination agreement on favorable terms and at an attractive valuation for GPAC’s investors. I am especially excited to be partnering with Sequel’s talented and experienced management team, and helping the Company grow post transaction. Sequel is a leader in the behavioral healthcare market, with a strong track record of success with its clients, leveraging its culture and expertise to create a business with national scale, diversified and growing revenue, attractive and expanding adjusted EBITDA margins, and a high free cash flow conversion rate.

We are excited about Sequel’s prospects in the large and growing, $220.0 billion behavioral health market. We believe strong underlying demand, an increasing national focus on mental health, and recently passed legislation creates a very favorable backdrop for continued growth. Sequel’s primary focus is on the under-served and growing $11.0 billion youth behavioral market and the high-growth $23.0 billion autism spectrum disorder market. The youth behavioral market remains fragmented and has high barriers to entry, creating numerous organic growth and acquisition opportunities for proven, admired and compliant operators like Sequel.

On pages 28 through 30 of the filed presentation, we summarize the terms of the pending transaction and expected timing. The pro forma enterprise value, which includes transaction expenses and the earned sponsor promote, is approximately $423.3 million. The primary uses of proceeds are to provide partial liquidity to current Sequel equity holders and to redeem a portion of Sequel’s outstanding preferred interests. The remainder of Sequel’s preferred interests are rolling over, at a reduced dividend rate. Sequel’s existing senior credit facilities, consisting of term debt and a revolver are remaining in place and its incremental facility is being increased to support the growth of the newly merged entity, also at reduced interest rates. Sequel’s new capital structure will have a significantly lower cost of funding, providing additional operational and strategic flexibility to fund organic growth and acquisition initiatives. The source of cash for the merger consideration is coming primarily from GPAC’s approximately $155.3 million of cash currently in its trust account and approximately $2.8 million in borrowings at closing under Sequel’s revolver.

At closing, assuming all equity interests to be issued to the Sequel equity holders are exchanged in full for GPAC stock, all Sponsor promote shares vest, all warrants are exercised for cash and there are no shareholder redemptions, the current Sequel equity holders will own approximately 20.7% of the combined company, with GPAC shareholders owning the remaining approximately 79.3%.

We view the merger multiple of 10.6x, Sequel’s enterprise value to expected calendar year 2017 free cash flows of $40.0 million as very attractive, representing a 21.6% discount to the median comparable multiple of a basket of publicly traded health care service providers. This multiple becomes even more attractive considering Sequel’s unique combination of:

1. Consistently high total revenue and adjusted EBITDA growth, driven by both 7.5% average annual organic revenue growth over the past five fiscal years and accretive acquisitions

2. Sequel’s free cash flow conversion rate of greater than 90% over the past five fiscal years

3. Sequel’s diversified base of approximately 500 payors, of which less than 20.0% is Medicaid. Sequel has virtually no out-of-network commercial exposure; and finally

4. Based on our assessment of Sequel’s future prospects and management’s strong track record of executing on its strategic initiatives, we believe the Company is well positioned to continue growing its revenues and creating value for our shareholders as a public entity.

I would now like to turn the call over to Sequel’s co-founder and Chairman, Jay Ripley. Jay?

Jay Ripley:

Thanks Paul and hello to everyone on the call. Sequel was founded 18 years ago as a mission-driven company focused on becoming a leading, national provider of a wide range of behavioral health services. Historically we have primarily focused on the youth and adolescent market. We have a strong set of core values which run deep in our corporate culture and are the foundation we leverage when we focus on doing the right thing for each and every client every day. Incorporating these core values and this operating philosophy into everything we do at Sequel continues not only to translate into positive results for our clients, but also to generate strong, consistent financial performance.

Since Sequel’s founding, we have been very focused on hiring the right people and building the infrastructure required to scale the business. John Stupak, our CEO, leads a very strong executive team, which, in turn, leads a national team with deep clinical expertise and strong operating and marketing skills. I believe that we have the best team in the industry and couldn’t be more proud of them. They are very excited about moving forward to continue to execute our mission and to continue growing so that we can help more people.

I believe being a public company and having access to public capital is the logical next step for Sequel. We continue to see a steady stream of growth opportunities, so we’ve been seeking a way to put permanent capital in place. We considered a sale to a strategic buyer or a majority recap with a private equity firm. But we love what we do, so we want to stay in the game and stay in control – and couldn’t be assured of this with either of those options. As a result, we ultimately decided that a business combination with GPAC represented the ideal path forward. Following the transaction, the management team, employees and I will retain a 19.0% stake in the combined company assuming all equity interests to be issued to the Sequel equity holders are exchanged in full for GPAC stock, all Sponsor promote shares vest, all warrants are exercised for cash and there are no shareholder redemptions, and we are excited about the compelling opportunities ahead of us as a public company.

I would now like to turn the call over to our CEO, John Stupak for an overview of Sequel and its markets. John?

John Stupak:

Thanks Jay. Before I get started on my part of the presentation, I just want to say how excited the Sequel team is about joining forces with GPAC. We believe this business combination positions Sequel to further our mission of improving the lives of our clients, continue the execution of our strategy, and generate significant value for GPAC’s shareholders.

Slide 11 provides a quick overview of Sequel. We operate 44 programs located in 19 US states, serving approximately 9,000 clients referred from 42 different states and U.S. territories. Our current client base includes more than 2,300 residential and over 6,500 community-based clients. Historically, Sequel’s focus has been on the mental and behavioral health needs of at-risk youth aged 12-18, including programs for conduct disorder, autism spectrum disorder, substance use, sexual abuse, trauma resolution, delinquency and serious emotional disturbance. As Paul mentioned earlier, Sequel has a diversified mix of payers, with state, commercial, county and local agencies, Medicaid, school districts, Managed Care Organizations and others contracting with Sequel. As you can see from the charts on the bottom of slide 11 and on slide 12, we have national scale and a strong, consistent track-record of growing revenue and adjusted EBITDA. That growth has been driven by average annual organic growth of 7.5% over the last five fiscal years and by accretive acquisitions.

Let me spend a few minutes talking about our industry. Turning to slides 13 and 14, the behavioral healthcare industry is a $220.0 billion large and growing market. Due to a favorable legislative environment and significant barriers to entry, we expect to see a continuation of favorable supply and demand trends. Importantly, mental and behavioral health coverage was increased and improved as part of the recently passed 21st Century Cures Act, which builds on the landmark Mental Health Parity Act. Additionally, we do not expect any changes to or a repeal of the Affordable Care Act to have a meaningful impact on Sequel’s business.

Let’s move ahead to pages 15 to 18 in the presentation, where I will talk more specifically about Sequel’s operations. We provide a full continuum of services making Sequel an attractive solution to our referral sources and payors. Services are organized across three types of programs: community based, residential treatment centers and intensive treatment programs. I believe we have organic and acquisition growth opportunities in each of these areas, but we are currently seeing the greatest demand from the more intensive treatment, higher acuity programs. As you can see on slide 16, our clients are overwhelmingly satisfied with their treatment outcomes and Sequel’s performance.

Moving to slide 17, our ability to establish and maintain long-term payor relationships, high client satisfaction rates and an enviable regulatory compliance track record are key elements of our approach to the business. We place client welfare first among our focus areas and priorities and have a robust and comprehensive compliance infrastructure.

Slide 18 provides further detail on our revenues and payors. Strategically, we have deliberately sought to create a business which is very diversified by program, state, and type of payor. Our business has a relatively low reliance on volatile state Medicaid dollars at less than 20.0% of revenue today. And as noted before, we have virtually no exposure to out-of-network commercial reimbursement. Our national marketing team is one of the keys to our successful growth and the diversification of our payor base.

And finally moving along to the summary of our financials, page 20 shows our last five fiscal years of program revenue and adjusted EBITDA growth, achieving compounded annual growth rates of 12.1% and 13.8%, respectively. We also provide projected numbers for our June 30, 2017 fiscal year, and for calendar year 2017. A few points to highlight – our revenue growth has been, and will continue to be, driven by both organic initiatives and strategic acquisitions. Our adjusted EBITDA margins have been steadily increasing, with our scale and increasing mix of higher margin intensive programs driving operating leverage. And finally, one of the distinctive aspects of our business model is our strong free cash flow conversion rate of greater than 90.0% over the past five fiscal years.

I would now like to pass the call over to our Chairman, Jay Ripley, for an overview of our successful organic and acquisition driven growth strategies. Jay?

Jay Ripley:

Thanks John. I’d like to cover slides 21 to 25, which focus on our ability to drive strategic and profitable growth, both organically and through acquisitions. We’re excited that Sequel will have improved access to capital as a public company, enabling the ongoing execution of our organic and M&A growth strategies.

Let me first talk about organic growth. Our organic growth opportunities have been, and continue to be significant, driven by increasing demand for our services within our existing markets and new opportunities arising from our national marketing and business development teams. Over the past five fiscal years our organic revenue growth rate has averaged 7.5% annually, as a percentage of the prior year’s total revenue base. And because organic growth produces the highest return on capital, we will continue to emphasize these initiatives.

With respect to acquisitions, since our formation in 1999, we have successfully completed ten acquisitions that today represent 31 of our programs. The charts at the bottom of slide 24 illustrate our success identifying and integrating attractive acquisitions. Once we acquire a company, we then focus on instilling our values, our culture, and our operating and financial disciplines. We then leverage our national marketing capabilities to increase capacity and occupancy. You’ll see that we were able to increase the aggregate adjusted EBITDA of the seven acquisitions concluded prior to this fiscal year by over $5.0 million, thus decreasing the average multiple paid from 5.5x to 3.9x. For future, potentially larger acquisitions, the adjusted EBITDA multiple may be higher, but we’re confident that we’ll find transactions of that scale that will be both financially and strategically attractive. We continue to see a robust pipeline of actionable acquisition opportunities; a handful of those are listed on slide 25.

Turning back to the topic of leadership, our senior executive team is listed on slide 26. As I mentioned at the outset, we have a deep and talented group of senior executives, bringing to the table almost 200 years of cumulative behavioral health experience and 100 years of Sequel-specific experience. We also have wonderful depth, with a great group of national leaders working with our senior executive team to focus on doing the right thing for each of our clients every day. I’m proud to say we have very little turnover among our national leadership group, which is a great testament to our culture and core values.

With that, Paul, back over to you.

Paul Zepf:

Thanks Jay. In the final section of the presentation and to conclude today’s call, I will summarize the rationale as to why GPAC believes the investment opportunity are so compelling for our investors.

Slides 31 through 36 provide information on Sequel’s positioning in the key financial and business metrics that drive valuation. In sum, Sequel’s differentiated, capital-efficient business model makes it unique within the sector. We do not see another publicly traded behavioral health and or other healthcare services company which has Sequel’s combination of compelling valuation traits. These include: a demonstrated record of organic and accretive acquisition growth with realistic prospects to continue that growth for many years; adjusted EBITDA margins averaging over 13.0% over the last ten fiscal years, which are both attractive relative to our peer group and expanding; one of the most capital-efficient businesses in behavioral health with low capital expenditures and greater than 90.0% free cash flow conversion over the past five fiscal years; stable and consistently positive rate trends; diversity of programs and payors, with virtually no out-of-network commercial exposure; and very limited to no exposure to potential changes in the DOL’s overtime rules or the Affordable Care Act.

Again, at closing, assuming all equity interests to be issued to the Sequel equity holders are exchanged in full for GPAC stock, all Sponsor promote shares vest, all warrants are exercised for cash and there are no shareholder redemptions, the current Sequel equity holders will own approximately 20.7% of the combined company, with GPAC shareholders owning the remaining approximately 79.3%. I should also note that GPAC’s Sponsor will be forfeiting approximately 58.8% of the warrants that it owns to permit the issuance of new warrants to Sequel’s existing equity holders and fund a new equity pool for employees. GPAC’s Sponsor is also making the vesting of 40.0% of its promote shares contingent upon the increase in our stock price, with half of the contingent amount vesting at $12.50 per share and the balance at $15.00 per share.

To conclude, this business combination combines Sequel’s distinct market position, high quality platform and demonstrated ability to take advantage of organic and acquisition growth opportunities with GPAC’s expertise in the public markets and track record of financing and growing strong operating businesses. We believe it represents the perfect combination for our shareholders. Sequel is positioned to build on its behavioral health leadership position, and we are excited to be a part of this compelling growth company.

We will be filing preliminary merger proxy materials shortly with the SEC and expect to hold a shareholder vote and close the transaction in April 2017. Thank you for listening in today, and this concludes today’s call.